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                                 December 29, 1999


Berick, Pearlman & Mills Co., L.P.A.
1350 Eaton Center
1111 Superior Avenue
Cleveland, Ohio  44114


         Re:      $75,000,000 Aggregate Offering Price of
                  Securities of The Town and Country Trust
                  ----------------------------------------

Ladies and Gentlemen:

                  We are acting as special Maryland counsel for The Town and Country Trust, a Maryland real estate investment trust (the "Trust"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), by the Trust of up to $75,000,000 aggregate offering price of securities, including Common Shares of Beneficial Interest, $.01 par value per share (the "Common Shares"), Preferred Shares of Beneficial Interest, $.01 par value per share (the "Preferred Shares"), Depositary Shares Representing Preferred Shares of Beneficial Interest, warrants to purchase Common Shares, Preferred Shares or Depositary Shares, or any combination of the foregoing.

                  For the purpose of giving the opinions set forth below, we have assumed the following with respect to the sale of Common Shares and Preferred Shares pursuant to the Registration Statement: (i) that each sale will be pursuant to the terms and conditions as contemplated in the Registration Statement, which will have become and will remain effective under the Act; (ii) that all necessary Trust actions, approvals, and authorizations (collectively, "Trust Proceedings") will have been taken or obtained, and that such actions will be in conformity with applicable law; (iii) that all necessary filings and approvals with any regulatory authority will have been made and obtained, including, without limitation, the fixing of terms with respect to any security and the filing of any necessary

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Berick, Pearlman & Mills Co., L.P.A.
December 29, 1999
Page 2

Articles Supplementary with the Maryland State Department of Assessments and Taxation ("SDAT") (collectively, "Regulatory Approvals"); and (iv) that the required consideration will have been received by the Trust.

                  We have reviewed the Trust's First Amended and Restated Declaration of Trust and its Bylaws. We have also examined and relied upon a certificate of SDAT to the effect that the Trust is duly formed and existing under the laws of the State of Maryland and is in good standing as a Maryland real estate investment trust and duly authorized to transact business in Maryland. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise, identified to our satisfaction, of such documents, trust records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures on documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which hereafter may come to our attention or any changes of law which hereafter occur. Our opinion is limited to the laws of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

                  1. When appropriate Trust Proceedings have been taken by the Trust to authorize the issuance of the Common Shares, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement, the Common Shares will be validly issued, fully paid and nonassessable.

                  2. When appropriate Regulatory Approvals have been obtained and appropriate Trust Proceedings have been taken by the Trust to authorize the issuance of the Preferred Shares, upon issuance, delivery and payment therefor in the manner

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Berick, Pearlman & Mills Co., L.P.A.
December 29, 1999
Page 3

contemplated by the Registration Statement and the applicable Prospectus Supplement, the Preferred Shares will be validly issued, fully paid and nonassessable.

                  You may rely on this opinion in rendering your opinion to the Trust that is to be filed as an exhibit to the Registration Statement. We consent to the reference to our firm under the caption "Validity of the Securities" in the Prospectus and to the inclusion of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are "experts" within the meaning of the Act and the regulations thereunder.

                                         Very truly yours,


                                         /s/ Venable, Baetjer and Howard, LLP